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EXHIBIT 23.2 - CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                          Independent Auditor's consent

We hereby consent to the incorporation by reference, in the Mackinac Financial Corporation Registration Statement on Form S-3 dated May 2, 2005, of our report dated March 4, 2006 on the financial statements of Mackinac Financial Corporation and Subsidiaries for the year ended December 31, 2005, which appears in the 2005 Stockholder Report and is incorporated by reference in this Form 10-K.

/s/ PLANTE & MORAN, PLLC
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Plante & Moran, PLLC

Auburn Hills, Michigan
March 30, 2006